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[HELLEREHRMAN ATTORNEYS LOGO]
                                                                     EXHIBIT 5.1

                                  July 6, 2000


Virage Logic Corporation
46501 Landing Parkway
Fremont, CA  94538

        Re:    LEGALITY OF SECURITIES TO BE REGISTERED UNDER
               REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        This opinion is delivered in our capacity as counsel to Virage Logic Corporation, a California corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") relating to (i) the authorization and issuance of 4,312,500 shares of common stock, no par value, of the Company (the "Issuer Shares"). The Issuer Shares will be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and Lehman Brothers Inc. (the "Representative"), as representative of the underwriters (the "Underwriters") listed on Schedule A to the Underwriting Agreement. Prior to the closing of the sale of the Issuer Shares, the Company will be reincorporated in the State of Delaware.


        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

        (a) The Registration Statement;

        (b) The form of the proposed Underwriting Agreement;

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        (c) The form of Certificate of Incorporation of the Company to be effective prior to the closing of the transactions contemplated by the Underwriting Agreement and certified to us by an officer of the Company as being complete;

        (d) The Bylaws of the Company to be effective prior to the closing of the transactions contemplated by the Underwriting Agreement certified to us by an officer of the Company as being complete;

        (e) Records of the corporate proceedings of the Company certified to us by an officer of the Company constituting all records of proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Underwriting Agreement; and

        (f) Certificates of officers of the Company as to certain factual matters.

        We have also assumed that the transactions whereby the Company will be reincorporated in Delaware will be consummated prior to the close of the transactions contemplated by the Underwriting Agreement and that the Issuer Shares will be duly executed, authenticated and delivered on behalf of the Company prior to their issuance against the consideration therefor. In addition, we have also assumed that the Registration Statement will have been declared effective by the Securities and Exchange Commission prior to, and will continue to be effective at the time of, the issuance of the Issuer Shares.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed above, it is our opinion that when the Issuer Shares are sold to the Underwriters in accordance with the resolutions adopted by the Board of Directors of the Company and paid for pursuant to the terms of the Underwriting

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Agreement, the Issuer Shares will be duly authorized, validly issued and fully paid and non-assessable.


        We hereby consent to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                    Very truly yours,

                                    /s/ HELLER EHRMAN WHITE & McAULIFFE LLP